As filed with the  Securities  and Exchange  Commission on September 2, 1998
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------


                           INSIGNIA/ESG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                                   56-2084290
   (State or other jurisdiction of            (I.R.S. Employer Identification
    incorporation or organization)             Number)

                                 200 Park Avenue
                            New York, New York 10166
               (Address of principal executive offices) (Zip Code)

              Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan
                            (Full title of the Plan)

                              Adam B. Gilbert, Esq.
                          General Counsel and Secretary
                           Insignia/ESG Holdings, Inc.
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 984-8000
                      (Name, address and telephone number,
                   including area code, of agent for service)
              -----------------------------------------------------

                                   Copies to:
                             Arnold S. Jacobs, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
              -----------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


Title of securities to     Amount to         Proposed maximum      Proposed maximum              Amount of
be registered              be registered     offering price        aggregate offering price     registration
                                             per share                                                fee


Common Stock, par          3,500,000 shares    $15.38(1)                 $53,830,000              $15,879.85
value $0.01 per share

-------------------------------

(1) Solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) based on the book value per share of Holdings Common Stock as of June 30, 1998.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3. Incorporation of Documents By Reference.

          The Registration Statement on Form 10 of Insignia/ESG Holdings, Inc. (the "Corporation"), filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, is incorporated herein by reference.

          All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

          Item 4. Description of Securities.

          Not applicable.

          Item 5. Interest of Named Experts and Counsel.

          Not applicable.

          Item 6. Indemnification of Directors and Officers.

          The Corporation is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Tenth of the Certificate of Incorporation of the Corporation provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, and the Corporation has entered into five agreements with its executive officers and all of its directors with respect to such indemnification. Reference is made to the Certificate of Incorporation of the Corporation and such agreements, incorporated by reference as Exhibits 3.1 and 10.18, respectively, to the Corporation's Registration Statement on Form 10.

          The Indemnification Agreements entered into by the Corporation with all of its directors and five of its executive officers are based on the provisions of the General Corporation Law of the State of Delaware, which are contained primarily in Section 145 of the General Corporation Law of the State of Delaware, but is intended to provide broader indemnification than that which is specifically provided by Section 145. The Indemnification Agreements provide generally that the Corporation will to the fullest extent permitted by applicable law indemnify the director or executive officer against expenses arising from any event or occurrence, either prior to or after the time the Indemnification Agreement is executed, related to the fact that such person is or was serving as a director or executive officer of the Corporation (or of another entity at the Corporation's request).

          The Corporation currently has Directors and Officers Liability Insurance Policies (the "Policies") in place with Executive Risk Speciality Insurance Company and Chubb Insurance Company. The Policies are "claims made" with a $20,000,000 aggregate. However, the Board of Directors believes that it serves the Corporation's best interest to supplement this coverage or any coverage which the Corporation may maintain in the future by agreeing by contract to indemnify directors and executive officers to the fullest extent permitted under applicable law.

          Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transactions from which the director derived an improper personal benefit. Article Eleventh of the Corporation's Certificate of Incorporation contains such a provision.

          Item 7. Exemption from Registration Claimed.

          Not applicable.

          Item 8. Exhibits.

          4.1  Insignia/ESG  Holdings,  Inc. 1998 Stock Incentive Plan (filed as
Exhibit 10.14 to the Registration Statement on Form 10 of Insignia/ESG Holdings, Inc., and incorporated by reference herein).

          5    Opinion of Proskauer Rose LLP.

          23.1 Consent of Ernst & Young LLP.

          23.2 Consent of PricewaterhouseCoopers LLP.

          23.3 Consent of Plante & Moran, LLP.

          23.4 Consent of Beers & Cutler PLLC.

          23.5 Consent of BDO Stoy Hayward.

          23.6 Consent of Proskauer Rose LLP (included in Exhibit 5).

          24   Power of Attorney.

          Item 9. Undertakings.

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that he has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 2nd day of September, 1998.

                                             INSIGNIA/ESG HOLDINGS, INC.

                                             By: /s/ Andrew L. Farkas
                                                 ------------------------

                                                  Andrew L. Farkas
                                                  Chairman and
                                                  Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                       Title                                      Date


                              Chief Executive Officer and Director         September 1, 1998
/s/ Andrew L. Farkas          (Principal Executive Officer)
----------------------
    Andrew L. Farkas

/s/ James A. Aston
----------------------        Chief Financial Officer                      September 1, 1998
James A. Aston                (Principal Accounting Officer)

/s/ Robert J. Denison
----------------------        Director                                     August 31, 1998
Robert J. Denison

/s/ Robin L. Farkas
----------------------        Director                                     August 23, 1998
Robin L. Farkas

______________________        Director                                       _______, 1998
Andrew J.M. Huntley

/s/ Robert G. Koen            Director
----------------------                                                     September 1, 1998
Robert G. Koen

/s/ Stephen B. Siegel         Director                                     September 1, 1998
----------------------
Stephen B. Siegel

/s/ H. Strauss Zelnick        Director                                     September 1, 1998
----------------------
H. Strauss Zelnick


                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) of Insignia/ESG Holdings, Inc. ("Holdings") pertaining to the Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan of our report dated April 22, 1998 with respect to the combined financial statements of the Insignia Financial Group, Inc. entities to be spun-off into Insignia/ESG Holdings, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in the Holdings Registration Statement on Form 10, filed with the Securities and Exchange Commission.

                                                /s/  ERNST & YOUNG LLP


Greenville, South Carolina
August 31, 1998

                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) filed by Insignia/ESG Holdings, Inc. ("Holdings") pertaining to the registration of 3,500,000 shares of Common Stock, par value $.01 of Holdings, which may be issued upon exercise of stock-based awards to be granted under the Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan of our report dated April 1, 1996 on our audits of combined statements of operations and cash flows of Edward S. Gordon Company, Incorporated and Edward S. Gordon Company of New Jersey, Inc. for the three years ended December 31, 1995, 1994 and 1993, included in the Holdings Registration Statement on Form 10, filed with the Securities and Exchange Commission.

                                      /s/ PRICEWATERHOUSECOOPERS  LLP


New York, New York
August 31, 1998

                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) filed by Insignia/ESG Holdings, Inc. ("Holdings") pertaining to the registration of 3,500,000 shares of Common Stock, par value $.01 of Holdings, which may be issued upon exercise of stock-based awards to be granted under the Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan of our reports each dated June 23, 1998 with respect to the audited combined financial statements of Realty One, Inc. and Affiliated Companies as of September 30, 1997 and for the nine months then ended and as of December 31, 1996 and 1995 and for the years then ended, included in the Holdings Registration Statement on Form 10, filed with the Securities and Exchange Commission.

                                                  /s/  PLANTE & MORAN, LLP

Plante & Moran, LLP
Cleveland, Ohio
August 28, 1998

                                                                    Exhibit 23.4

                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) filed by Insignia/ESG Holdings, Inc. ("Holdings") pertaining to the registration of 3,500,000 shares of Common Stock, par value $.01 of Holdings, which may be issued upon exercise of stock-based awards to be granted under the Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan of our report dated December 5, 1997 with respect to the financial statements of Barnes, Morris, Pardoe & Foster, Inc., as of January 31, 1997 and for the year then ended; and our report dated November 11, 1997 with respect to the financial statements of Barnes, Morris, Pardoe & Foster Management Services, LLC, as of December 31, 1996 and for the year then ended, each included in the Holdings
Registration Statement on Form 10, filed with the Securities and Exchange Commission.

                                                       /s/ BEERS & CUTLER PLLC


Washington, D.C.
September 1, 1998

                                                                    Exhibit 23.5

                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) filed by Insignia/ESG Holdings, Inc. ("Holdings") pertaining to the registration of 3,500,000 shares of Common Stock, par value $.01 of Holdings, which may be issued upon exercise of stock-based awards to be granted under the Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan of our report dated June 15, 1998 (final paragraph signed as at July 21, 1998), with respect to the financial statements of Richard Ellis Group Limited as of and for the eight-month period ended December 31, 1997; of our reports each dated October 23, 1997 (final paragraph signed as at July 21, 1998), with respect to the financial statements of Richard Ellis Holdings Limited and Richard Ellis as of April 30, 1997 and for the year then ended; and of our reports each dated October 22, 1996 (final paragraph signed as at July 21, 1998), with respect to the financial statements of Richard Ellis Holdings Limited and Richard Ellis as of April 30, 1996 and for the year then ended, included in the Holdings Registration Statement on Form 10, filed with the Securities and Exchange Commission.

                                                        /s/ BDO STOY HAYWARD


London, United Kingdom
August 28, 1998

                                                                      Exhibit 24

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Andrew L. Farkas and Adam B. Gilbert, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Insignia/ESG Holdings, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the offering of shares of its Common Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


/s/ Andrew L. Farkas                                      /s/ Robert G. Koen
----------------------                                    ----------------------
Andrew L. Farkas                                          Robert G. Koen

/s/ Robin L. Farkas                                       /s/ Stephen B. Siegel
----------------------                                    ----------------------
Robin L. Farkas                                           Stephen B. Siegel

/s/ Robert J. Denison                                     /s/ H. Strauss Zelnick
----------------------                                    ----------------------
Robert J. Denison                                         H. Strauss Zelnick

----------------------
Andrew J.M. Huntley

                                                                       Exhibit 5

                        Letterhead of Proskauer Rose LLP


                                                               September 1, 1998


Insignia/ESG Holdings, Inc.
200 Park Avenue
New York, New York  10166

Dear Sirs:

          We are acting as counsel to Insignia/ESG Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933 (the "Act") relating to the registration of 3,500,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company. The Shares are issuable by the Company upon exercise of stock-based awards (the "Awards") to be granted under the Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan (the "Plan").

          We have examined originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments and certificates of public officials and of representatives of the Company, and have made such investigation of law and fact, as we have deemed appropriate for purposes of this opinion.

          Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the Plan upon exercise of the Awards, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.




                                                       Very truly yours,


                                                   /s/ Proskauer Rose LLP